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                                                                     Exhibit 5.1

November 15, 2000

American TeleSource International, Inc.
6000 Northwest Parkway, Suite 110
San Antonio, Texas  78249

     Re: American TeleSource International, Inc. Registration statement on Form S-3 (the "Registration statement")

Ladies and Gentlemen:

     I have acted as counsel to American TeleSource International, Inc., a Delaware corporation, ("ATSI") in connection with the registration for resale of
19,568,940 shares of common stock of ATSI (the "Shares") on Form S-3.    This
opinion is being furnished in accordance with the requirements of Item 16 of Form S-3.

     I have reviewed the following:

          1. ATSI's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation");
          2.   ATSI's Amended and Restated Bylaws (the "Bylaws");
          3. ATSI's Certificate of Designation, Preferences and Rights of 10% Series E Cumulative Convertible Preferred Stock (the "Series A Certificate of Designation");
          4. Registration Rights Agreement between ATSI and RGC International Investors, LDC dated October 11, 2000 (the "RGC Registration Agreement");
          5. Securities Purchase Warrant between ATSI and RGC International Investors, LDC
          6.   Securities Purchase Warrant between ATSI and Binkley LLC
          7. Securities Purchase Warrant between ATSI and Jesup and Lamont Securities Corporation
          8. Certificate of Good Standing for ATSI issued by the Secretary of State of the State of Delaware dated April 26, 2000.

     In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records, and certificates submitted to me as originals.

          Based on my review of these documents, it is my opinion that the Shares issuable to RGC International Investors, LDC pursuant to the terms of the Series E Preferred Stock and the Warrants issued on October 13, 2000 will be duly authorized, validly issued, fully paid and nonassessable.


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I consent to the filing of this opinion as an Exhibit to the Registration statement and to the reference to me under the caption "Legal Matters" in the prospectus which is part of the Registration statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                             Very truly yours,
                             /s/ Raymond G. Romero

                             Raymond G. Romero
                             V.P. General Counsel